Exhibit 10.1

Amendment No. 2 to the Master Repurchase Agreement

AMENDMENT NO. 2 TO THE MASTER REPURCHASE AGREEMENT, dated as of December 4, 2012 (the “Amendment”), between Integrated Device Technology, Inc. (the “Seller”) and Bank of America, N.A. (the “Buyer”).

PRELIMINARY STATEMENTS:

WHEREAS, the Seller and the Buyer entered into that certain Master Repurchase Agreement, dated as of June 13, 2011 (as amended by Amendment No. 1, dated as of May 17, 2012, the “Master Repurchase Agreement”);

WHEREAS, the parties hereto have agreed that the Availability Period be extended to February 14, 2013;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Master Repurchase Agreement.

2. Amendments of the Master Repurchase Agreement. The parties hereto hereby amend the Master Repurchase Agreement as follows:

(a) The definition of “Availability Period” set forth in Section 2 of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

““Availability Period” means the period from June 13, 2011 to February 14, 2013.”

(b) The definition of “Undrawn Fee Payment Date” set forth in Section 2 of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

““Undrawn Fee Payment Date” means each of June 14, 2011; September 14, 2011; December 14, 2011; March 14, 2012; June 14, 2012; September 14, 2012; December 14, 2012; and February 14, 2013.”

3. Conditions Precedent. This Amendment shall become effective as of the date hereof, when each of the conditions set forth below shall have been satisfied:

(a) Each party shall have received counterparts of this Amendment executed by the other party hereto;

(b) The Seller shall have paid to the Buyer (i) a fee in the aggregate amount of USD172,800, and (ii) all reasonable out-of-pocket costs and expenses incurred by the Buyer in connection with this Amendment.

4. Representations and Warranties. (a) Each party hereby represents and warrants for itself only that:

(i) It is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance.

(ii) This Amendment has been duly executed and delivered by such party.

(iii) It has obtained all authorizations of any governmental body required in connection with this Amendment and such authorizations are in full force and effect.

(iv) The execution, delivery and performance of this Amendment will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, except to the extent such violation would not reasonably be expected to result, in the case of the Seller, in a Material Adverse Effect, and in the case of the Buyer, in a material adverse effect on the business, financial condition (taking into account any liabilities (contingent or otherwise)) or assets of the Buyer and its Subsidiaries (taken as a whole).

(v) No Event of Default with respect to such party has occurred and is continuing, or would result from the effectiveness of this Amendment.

(b) The Seller hereby represents and warrants to the Buyer that this Amendment and the Master Repurchase Agreement (after giving effect to this Amendment) are the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity (including implied covenants of good faith and fair dealing).

5. Reference to and Effect on the Transaction Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Master Repurchase Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Master Repurchase Agreement, and each reference in any of the Transaction Documents to “the Master Repurchase Agreement”, “thereunder”, “thereof”, or words of like import referring to the such agreement being amended hereby, shall mean and be a reference to such agreement, as amended by this Amendment.

(b) The Master Repurchase Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects affirmed, ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not (i) operate as a waiver of any right, power or remedy of any party under any of the Transaction Documents, or (ii) constitute a waiver of any provision of any of the Transaction Documents.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Richard D. Crowley, Jr.
Name: Richard D. Crowley, Jr.
Title: Senior Vice President, Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Jonathan Plowe
Name: Jonathan Plowe
Title: Managing Director